EXHIBIT 32.1

                   CERTIFICATION OF PERIODIC FINANCIAL REPORTS
                       PURSUANT TO 18 U.S.C. SECTION 1350


Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Church & Dwight Co., Inc. (the "Company") certifies to his knowledge that:

(1) The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 26, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in that Form 10-Q fairly presents, in all material respects, the financial conditions and results of operation of the Company.



November 10, 2003                      /s/  Robert A. Davies, III
---------------------------            ----------------------------------------
Date                                   Robert A. Davies, III
                                       Chairman and Chief Executive Officer



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Church & Dwight Co., Inc. and will be retained by Church & Dwight Co., Inc. and furnished to the Securities and Exchange Commission or its staff upon request.